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                                                                       Exhibit 5


                      [Lurio & Associates, P.C. Letterhead]


                                 March 22, 2001



Red Bell Brewing Company
3100 Jefferson Street
Philadelphia, PA 19121
Attn:  Mr. James R. Bell, Chief Executive Officer

           Re:   Red Bell Brewing Company -
                 Registration Statement on Form S-8
                 ----------------------------------

Dear Mr. Bell:

            We have acted as counsel to Red Bell Brewing Company, a Pennsylvania corporation (the "Company"), in connection with a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). The Registration Statement covers 832,992 shares of Common Stock of the Company issuable pursuant to the Option Agreements between the Company and certain executive officers and a director of the Company (the "Agreements").

            In rendering this opinion, we have examined (i) the Articles of Incorporation, as amended, and By-laws of the Company; (ii) the resolutions of the Board of Directors evidencing the corporate proceedings taken by the Company to authorize the issuance of the Common Stock pursuant to the Registration Statement; (iii) the Registration Statement (including all exhibits thereto);
(iv) the Agreements; and (v) such other documents as we have deemed appropriate or necessary as a basis for the opinion hereinafter expressed.

            In rendering the opinion expressed below, we assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

      We assume that appropriate action will be taken, prior to the offer and sale of the shares in accordance with the Agreements, to register and qualify the shares for sale under all applicable state securities or "blue sky" laws.

      Based upon and subject to the foregoing, and such legal considerations as we deem relevant, we are of the opinion that, when sold as contemplated by the Registration Statement and the
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Red Bell Brewing Company
March  22, 2001
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Agreements, the Common Stock will be legally issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                           Sincerely,

                                           /s/ LURIO & ASSOCIATES, P.C.